Exhibit 99.1
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                                           Contact:   Porter, LeVay & Rose, Inc.
                                                           FOR IMMEDIATE RELEASE
                                                                  (212) 564-4700
                                                               December 10, 2008


      N-VIRO INTERNATIONAL CORPORATION RECEIVES SECOND PURCHASE ORDER FROM
               TOHOPEKALIGA WATER AUTHORITY VALUED AT $1 MILLION

TOLEDO,  OH,  December  10,  2008  -- N-Viro International Corporation, (OTC BB:
NVIC.OB), an environmental and materials operating company that owns patented technologies to convert various types of waste into beneficial reuse products, including N-Viro Soil and the renewable biofuel N-Viro Fuel , has received an additional purchase order from the Tohopekaliga Water Authority ("TWA").

The one-year agreement, valued at nearly $1 million, is an extension of the agreement signed in June 2008 and provides for N-Viro's wholly-owned subsidiaries, Florida N-Viro, LP and Bio Mineral Transportation, LLC, to transport and process biosolids from TWA. Since June, N-Viro has transported product from TWA's South Bermuda Water Reclamation Facility to its N-Viro facility in Daytona Beach, Florida, and has processed the biosolids to achieve Class AA standards as required by Florida regulations. The end product, which is safe and easy to use, has been sold locally as N-Viro Soil. Including TWA, N-Viro's Daytona Beach facility services 12 municipalities and processes approximately 350 tons of biosolids per day, about half of the facility's capacity.

Timothy Kasmoch, CEO and President of N-Viro International said, "The signing of the new purchase order and extension of our agreement with TWA underscores the success that we have had since we began working together back in June. As a result of our strengthened relationship with TWA, we are able to explore with them additional opportunities that utilize the implementation of our new technologies."

Mr. Kasmoch concluded, "With the recent transformation of our business model to that of an operating company, our team continues to explore relationships with new customers - both municipalities as well as private companies - to provide cost-effective solutions to convert various types of waste into beneficial reuse products."

About  NVIC
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More  information  about  N-Viro International can be obtained by contacting the office  or  on  the  Internet  at  www.nviro.com  or  by  e-mail  inquiry  to
                                   -------------
info@nviro.com.
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Special  Cautionary  Note  Regarding  Forward-Looking  Statements
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The  Company  cautions  that  words  used  in  this  document such as "expects,"
"anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company expects to achieve certain revenues, actual results will depend on, among other things, the amount of biosolids produced for treatment. Further, the success and profitability of the project would depend on the actual revenues and expenses of the Company, which may differ from the Company's estimates. Factors that may cause expenses to differ from the Company's expectations include, fuel and transportation costs, labor costs and costs relating to the treatment and processing of the biosolids and creation of the N-Viro Soil. In addition, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes. All of these factors, and other factors, will affect the viability and profitability of the development, construction and operation of new facilities utilizing the Company's technologies. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports, including its Annual Report on Form 10-KSB, and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.